Exhibit 10.10

Execution Version

MARKETING AGREEMENT

THIS MARKETING AGREEMENT (this “Agreement”) is effective as of February 18, 2015 (the “Effective Date”) by and between NOCIMED, INC., a Delaware corporation with its principal place of business at 370 Convention Way, Redwood City, CA 94063 (“Nocimed”), and NUVASIVE, INC., a Delaware corporation with its principal place of business at 7475 Lusk Boulevard, San Diego, CA 92121 (“NuVasive”).

1.	DEFINED TERMS

1.1              “Nocimed Marks” shall mean all of Nocimed’s trademarks, service marks and/or logos that are reasonably applicable to the Technology, including, without limitation, those listed on Exhibit A hereto.

1.2               “Technology” shall mean Nocimed’s NociscanTM Technology.

1.3              “Technology Sales” shall mean gross installation fees, ongoing gross scan revenue, and/or all other amounts actually received by Nocimed, its affiliates and/or its and their respective sublicensees, with respect to any sale, installation or other disposition of the Technology, following the first regulatory clearance or approval for use of the Technology; excluding, however, research grant funds received by Nocimed, under bona fide organized research grant fund programs, for using the Technology for in-vitro or ex-vivo pre-clinical research, or under institutional review board (IRB) approved investigational clinical research study protocols.

2.	PROMOTION AND MARKETING OF TECHNOLOGY

2.1              Grant of Rights to NuVasive. Nocimed hereby grants NuVasive, during the Term (as defined below), the right to promote and market the Technology worldwide, limited only by the rights retained by Nocimed pursuant to the terms and conditions of Section 2.2 below. Except as expressly provided in this Article 2, no other party shall be entitled to promote and/or market the Technology anywhere in the world.

(a)      Activities: NuVasive shall use its commercially reasonable efforts to promote and market the Technology worldwide during the Term.

(b)     Campaign Consistent With Approvals. NuVasive shall promote and market the Technology, and shall appropriately train and require its applicable personnel to promote and market the Technology, only in a manner consistent with: (a) the Nocimed Materials (as defined below); and (b) laws, regulations, and guidelines governing such activities, as applied to the Technology, including regulatory cleared or approved indications for use in connection with the Technology (once established).

2.2               Limited Retained Rights of Nocimed. Nocimed retains the right to conduct its own promotion, marketing, and direct or indirect sales of the Technology on its own behalf. Nocimed does not, and shall not, have the right to subcontract or otherwise delegate any such activities to any third party; provided, however, that Nocimed may engage an Approved Provider (as defined below) to conduct promotion and/or marketing of the Technology on Nocimed’s behalf solely to the extent that such activities are related to the combination use of the Technology on or with such Approved Provider’s respective interfacing magnetic resonance technologies. For clarity, in no event shall any such promotion and/or marketing activities (or related costs incurred by or on behalf of Nocimed or any Approved Provider) be accounted against or otherwise compromise the amounts due to NuVasive as described in Article 3 below. “Approved Provider” shall mean a provider of magnetic resonance devices and/or services related thereto reasonably approved in writing by NuVasive, provided that each of Siemens, GE, Toshiba, Philips, Hitachi, Samsung, and Olea (and wholly owned subsidiaries thereof) is hereby deemed an Approved Provider without the need for a separate written approval by NuVasive.

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2.3              Product Information. Nocimed shall, at Nocimed’s expense, furnish NuVasive with sales and technical information, literature and other marketing materials regarding Nocimed and the Technology as is reasonably necessary for NuVasive to effectively promote and market the Technology worldwide during the Term of, and pursuant to the terms and conditions of, this Agreement (the “Nocimed Materials”). All such Nocimed Materials so provided shall remain the property of Nocimed, and, upon reasonable request, NuVasive will return the same to Nocimed; provided, however, that NuVasive may retain a reasonable number of hard and electronic copies of such Nocimed Materials in its archives as is necessary for corporate and legal recordkeeping purposes. Additionally, Nocimed shall use its best efforts to provide NuVasive with advance information with respect to any material changes of the Technology.

2.4              Sales and Installation of Technology. Nocimed shall be solely responsible, at Nocimed’s sole cost and expense, for all:

(a)     sales and installations of Technology, including all Technology promoted and marketed by NuVasive pursuant to this Agreement, subject to payment by Nocimed of all amounts due to NuVasive as described in Article 3 below; and

(b)     service and support (including contracting, technical, and customer) relating to the Technology, including all Technology promoted and marketed by NuVasive pursuant to this Agreement.

Nocimed may work with third parties for such activities; provided, however, that, in no event, may Nocimed engage any competitor of NuVasive (including, without limitation, Medtronic, Stryker, Johnson & Johnson (DePuy), Globus Medical and/or Lanx) regarding the sales, installation, service and/or support of (or any other commercial activity with respect to) the Technology in any market in which NuVasive competes (e.g., spine), without the prior written consent of NuVasive.

2.5               Compliance with Laws.

(a)     Regulatory and Legal Compliance. In performing its activities under this Agreement, each party will at all times comply with all applicable supranational, national, state, and local law and regulatory requirements. In furtherance and not limitation of the foregoing, Nocimed shall ensure that its sales, installation, service and support of the Technology is in accordance with each of the following, as applicable: (i) the Social Security Act; (ii) the Health Insurance Portability and Accountability Act (HIPAA), (iii) the Federal Food, Drug, and Cosmetic Act and its implementing regulations; (iv) all rules, regulations, and guidance of the U.S. Food and Drug Administration; and (v) all rules and regulations of the Center for Medicare and Medicaid Services (CMS).

(b)     Regulatory Approvals. Nocimed shall be responsible, at its sole expense, for filing all regulatory dossiers for Technology under its name and shall own all regulatory approvals with respect to Technology. NuVasive shall have the right to reference such approvals to the extent necessary to perform its obligations hereunder. Nocimed shall be responsible for undertaking all activities required of the holder of regulatory dossiers, including, but not limited to, any adverse event reporting.

(c)      Foreign Corrupt Practices Act. Each party hereby agrees that it will comply with the requirements of the U.S. Foreign Corrupt Practices Act, as amended from time- to-time (collectively, the “Act”), in conducting activities under this Agreement, and will refrain from making any payments or gifts to third parties that could reasonably cause NuVasive or Nocimed to violate the Act.

2.6              Coordination of Activities; Reporting. Beginning promptly after the Effective Date and continuing during the Term, the parties shall work together in good faith to define and coordinate direction and targeting of promotional and marketing activities with respect to the Technology. Each party shall keep the other party reasonably apprised of the other party’s activities with respect to the Technology under this Agreement. Without limiting the foregoing, NuVasive shall provide Nocimed (via delivery to its ordinary course business contact (and not as a formal Notice hereunder)) with semi-annual reports no later than July 1st and December 31st of each calendar year beginning with 2015 during the Term, summarizing its promotional and marketing activities with respect to the Technology during the relevant period.

2.7              Expenses. All expenses incurred by each party in connection with the performance of its obligations hereunder will be borne solely by such party.

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3.	PAYMENTS

3.1              Compensation to NuVasive. As compensation for NuVasive’s promotional and marketing activities with respect to the Technology under this Agreement, Nocimed shall pay to NuVasive a commission (the “Commission”) equal to twenty percent (20%) of aggregate Technology Sales which occur: (a) during the Term hereof; and (b) during the eighteen (18) month period immediately following the expiration or termination of this Agreement and are received from customer, distributor or other arrangements established prior to the expiration or termination of this Agreement. For clarity, NuVasive shall receive the Commission on all such Technology Sales, regardless of whether such installation or sales result (directly or indirectly) from any promotional or marketing activities of NuVasive.

3.2               Initiation Fee. Within sixty (60) days after the expiration of the Initial Term and, if applicable, within sixty (60) days after the expiration of each Renewal Term, NuVasive shall pay to Nocimed a fee equal to 50% of the Commissions actually received by NuVasive during the preceding Initial Term or Renewal Term, as the case may be (each a “Initiation Fee”); provided that (a) the aggregate Initiation Fees payable by NuVasive hereunder shall not exceed $1,000,000, and (b) NuVasive shall not be obligated to pay any Initiation Fee following the expiration or termination of this Agreement (including with respect to the Initial Term or Renewal Term, as applicable, that immediately preceded such expiration or termination).

3.3              Payment; Reports. Upon and following the first occurrence of Technology Sales, all amounts owed to NuVasive shall be calculated and reported for each calendar quarter and shall be paid within 30 days after the end of each calendar quarter. Each payment shall be accompanied by a report of all Technology Sales, which report shall include a breakdown of all Technology Sales, including allocation of amounts to installation, ongoing scan revenue or other types of revenue, a description of the method used to calculate the Commission payable, the exchange rates used, and the gross Technology Sales for such calendar quarter, in each case presented on a country-by-country basis.

3.4              Arm’s-Length Compensation. The parties hereto agree that the compensation provided herein has been determined in arm’s-length bargaining and is consistent with fair market value in arm’s-length transactions. Furthermore, the compensation is not and has not been determined in a manner that takes into account the volume or value of any referrals or business otherwise generated between the parties for which payment may be made in whole or in part under Medicare or any federal or state health care program or under any other third party payor program.

3.5              Exchange Rate; Manner and Place of Payment. All payments hereunder shall be payable in U.S. dollars. When conversion of Technology Sales (for purposes of calculating respective Commissions) from any foreign currency is required, such conversion shall be calculated using an exchange rate equal to the weighted average of the rates of exchange for the currency of the country from which the royalties are payable as published by The Wall Street Journal, Eastern U.S. Edition, during the calendar quarter for which a payment is due. All payments owed under this Agreement shall be made by wire transfer in immediately available funds to the bank and account designated in writing by NuVasive. All payments hereunder are non-refundable and non-creditable.

3.6              Income Tax Withholding. NuVasive will pay any and all taxes levied on account of any payments made to it under this Agreement. If any taxes are paid or required to be withheld by Nocimed for the benefit of NuVasive on account of any payments due to NuVasive under this Agreement, Nocimed will (a) deduct such taxes from the amount of royalties or other payments otherwise due to NuVasive, (b) timely pay the taxes to the proper taxing authority, and (c) send proof of payment to NuVasive and certify its receipt by the taxing authority within 30 days following such payment.

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3.7              Audits. Nocimed shall keep (and shall cause its affiliates and sublicensees to keep) complete and accurate records pertaining to the sale, installation and other revenues relating to the Technology in sufficient detail to permit NuVasive to confirm the accuracy of all payments due hereunder for a period of three (3) years from the end of the calendar year to which such records relate. NuVasive shall have the right, twice annually, to cause an independent, certified public accountant reasonably acceptable to Nocimed (the “Auditor”) to audit such records solely to confirm Technology Sales and corresponding Commission payments for a period covering not more than the preceding three (3) years. Such audits may be exercised during normal business hours, reasonably scheduled for mutual accommodation between the parties, upon reasonable prior, written notice delivered to Nocimed at least thirty (30) days in advance. The Auditor will execute a reasonable written confidentiality agreement with Nocimed and will disclose to NuVasive only such information as is reasonably necessary to provide NuVasive with information regarding any actual or potential discrepancies between amounts reported and actually paid and amounts payable under this Agreement. The Auditor will send a copy of the report to Nocimed at the same time it is sent to NuVasive. The report sent to both parties will include the methodology and calculations used to determine the results. Prompt adjustments shall be made by the parties to reflect the results of such audit. NuVasive shall bear the full cost of such audit unless such audit discloses an underpayment by Nocimed of more than 5% of the Commission amounts due for any six (6)-month period under this Agreement, in which case, Nocimed shall bear the full cost of such audit and shall promptly remit to NuVasive the amount of any such underpayment. If such audit discloses an overpayment by Nocimed, then Nocimed will deduct the amount of such overpayment from amounts otherwise owed to NuVasive under this Agreement.

3.8              Late Payments. In the event that any payment due hereunder is not made when due, such payment shall accrue interest from the date due at the rate of 1.5% per month; provided, however, that in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit NuVasive from exercising any other rights it may have as a consequence of the lateness of any payment.

4.	WARRANTY; DISCLAIMER; LIMITATION OF LIABILITY

4.1              Technology Warranty. Nocimed warrants that, at the time of shipment, all Technology shall (a) meet in all material respects the specifications provided by Nocimed for such, (b) be free from any defects in manufacture, design or workmanship, and (c) have been manufactured in accordance with all applicable laws and regulations. In addition to the foregoing warranty, NuVasive shall have the benefit of any specific warranty expressly included by Nocimed with the Technology.

4.2              Disclaimer of Warranties. Except as expressly set forth in Section 4.1, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED.

4.3              Limitation of Liability. EXCEPT FOR PAYMENTS UNDER ARTICLE 3 OR LIABILITY FOR BREACH OF ARTICLE 7, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER; provided, however, that this Section 4.3 shall not be construed to limit either party’s indemnification obligations under Article 8.

5.	PROPRIETARY RIGHTS

5.1              Ownership. Except for the limited rights expressly granted herein by Nocimed to NuVasive, nothing in this Agreement will (a) serve to transfer to NuVasive any patent, copyright, trademark or other intellectual property rights in or to the Technology, Nocimed Marks, or other intellectual property owned or claimed by Nocimed or (b) constitute a license or sub-license to NuVasive of any intellectual property rights owned or licensed by Nocimed in the Technology. NuVasive acknowledges and agrees that Nocimed has sole right, title and interest in and to all intellectual property rights covering, claiming or associated with the Technology, the Nocimed Marks and all goodwill associated therewith.

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5.2              Trademark License. Subject to the terms of this Agreement, Nocimed hereby grants to NuVasive a non-exclusive, non-transferable, and non-assignable authorization to use the Nocimed Marks solely in order to market and promote the Technology as contemplated under this Agreement. NuVasive acknowledges Nocimed’s exclusive ownership of the Nocimed Marks and all goodwill arising from the use thereof, and NuVasive agrees not to take any action inconsistent with such ownership and will cooperate, at Nocimed’s request and expense, in any action (including the conduct of legal proceedings) which Nocimed reasonably deems necessary or desirable to establish or preserve Nocimed’s exclusive rights in and to the Nocimed Marks and associated goodwill.

6.	TERM AND TERMINATION

6.1              Term. The term of this Agreement will commence on the Effective Date and continue until the second anniversary of the Effective Date (the “Initial Term”), subject to extension as provided in this Section 6.1 and to earlier termination in accordance with Section 6.2    (the “Term”). This Agreement shall automatically renew for successive one year periods (each a “Renewal Term”) at the end of the Initial Term and each Renewal Term thereafter, unless at least 90 days before the date this Agreement would otherwise expire, either party notifies the other of its intention not to renew this Agreement.

6.2               Termination.

(a)     Material Breach. Each party shall have the right to terminate this Agreement immediately upon written notice to the other party if such other party is in material breach of this Agreement and has not cured such breach within thirty (30) days (or ten (10) days with respect to any payment breach) after its receipt of a written notice from the terminating party requesting cure of the breach. Any such termination shall become effective at the end of such thirty (30)-day (or ten (10)-day with respect to any payment breach) period unless the breaching party has cured such breach prior to the end of such period.

(b)     Bankruptcy. Each party shall have the right to terminate this Agreement upon sixty (60) days’ prior written notice to the other party upon or after the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings by or against the other party, or upon an assignment of a substantial portion of the other party’s assets for the benefit of creditors; provided, however, that, in the case of any involuntary bankruptcy proceeding, such right to terminate shall only become effective if the other party consents to the involuntary bankruptcy or such proceeding is not dismissed within ninety (90) days after the filing thereof.

6.3               Effect of Termination

(a)     Generally. Upon any expiration or termination of this Agreement, all rights and obligations under this Agreement shall automatically terminate, except as provided in this Section 6.3.

(b)     Return of Confidential Information. Within thirty (30) days following any expiration or termination of this Agreement and at the disclosing party’s request, each party shall return to the other party, at its own expense, all Confidential Information of the other party.

(c)     Accrued Obligations; Survival. Neither expiration nor any termination of this Agreement shall relieve either party of any obligation or liability accruing prior to such expiration or termination, including any obligation to make payments hereunder, nor shall expiration or any termination of this Agreement preclude either party from pursuing all rights and remedies it may have under this Agreement, at law or in equity, with respect to breach of this Agreement. In addition, the parties’ rights and obligations under Article 3 (other than Section 3.2), Article 4, this Section 6.3, and Articles 7, 8 and 9 shall survive expiration or any termination of this Agreement.

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7.	CONFIDENTIAL INFORMATION.

7.1              Confidential Information. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the parties, the parties agree that, during the Term and continuing for ten (10) years thereafter, each party (in such capacity, the “receiving party”) shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement any Confidential Information of the other party (in such capacity, the “disclosing party”). The receiving party may use Confidential Information of the other party only to the extent required to accomplish the purposes of this Agreement. The receiving party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but not less than reasonable care) to ensure that its employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information of the disclosing party. The receiving party will promptly notify the disclosing party upon discovery of any unauthorized use or disclosure of the Confidential Information of the disclosing party.

7.2              Exceptions. Confidential Information shall not include any information which the receiving party can demonstrate by competent evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available; (b) is known by the receiving party at the time of receiving such information, as evidenced by its records; (c) is hereafter furnished to the receiving party by a third party, as a matter of right and without restriction on disclosure; or (d) is independently discovered or developed by the receiving party without the use of or reference to the Confidential Information of the disclosing party.

7.3              Authorized Disclosure. The receiving party may disclose Confidential Information of the disclosing party as expressly permitted by this Agreement or if and to the extent such disclosure is reasonably necessary in the following instances:

(a)      complying with applicable court orders or governmental regulations; and

(b)     disclosure to affiliates, subcontractors, employees, consultants, agents or other third parties who need to know such information in connection with performance of such party’s obligations under this Agreement, and disclosure to potential third party investors or acquirers in connection with due diligence or similar investigations by such third parties or in confidential financing documents with such third parties, provided, in each case, that any such Affiliate, subcontractor, employee, consultant, agent or third party agrees to be bound by similar terms of confidentiality and non-use at least equivalent in scope to those set forth in this Article 7. In addition, the receiving party may disclose Confidential Information of the disclosing party to its attorneys and other advisors under a similar duty of confidentiality, to the extent such disclosure is reasonably necessary.

Notwithstanding the foregoing, in the event the receiving party is required to make a disclosure of the disclosing party’s Confidential Information pursuant to Section 7.3(a), it will, except where impracticable, give reasonable advance notice to the disclosing party of such disclosure and use efforts to secure confidential treatment of such information at least as diligent as the receiving party would use to protect its own confidential information, but in no event less than reasonable efforts. In any event, the receiving party agrees to take all reasonable action to avoid disclosure of Confidential Information of the disclosing party.

7.4              Confidentiality of this Agreement and its Terms. Except as otherwise provided in this Article 7, each party agrees not to disclose to any third party the existence of this Agreement or the terms of this Agreement without the prior, written consent of the other party hereto, except that each party may disclose the terms of this Agreement that are not otherwise made public as contemplated by Section 7.3.

7.5              Injunctive Relief. Any breach of the restrictions contained in this section is a breach of this Agreement that may cause irreparable harm to the disclosing party. Any such breach will entitle the receiving party to injunctive relief, in addition to all other legal or equitable remedies that may be available.

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8.	INDEMNIFICATION

8.1              Indemnification by Nocimed. Nocimed shall indemnify, defend and hold harmless NuVasive and its directors, officers, employees and agents from and against any and all costs, expenses, damages, judgments and liabilities including attorneys’ fees incurred by or rendered against NuVasive arising from any claim made or suit brought by a third party arising out of (a) a breach by Nocimed of its representations, warranties or obligations under this Agreement, (b) Nocimed’s gross negligence or willful misconduct, or (c) the manufacture, use, sale, offer for sale or export of the Technology including, but not limited to, any product liability claims, personal injury claims, and any claims that the Technology infringes any patent or other intellectual property rights of any third party. NuVasive shall give Nocimed prompt, written notice of any such claim or suit, and shall permit Nocimed to undertake the defense thereof, at Nocimed’s expense. NuVasive shall cooperate in such defense to the extent reasonably request by Nocimed, at Nocimed’s expense. In any claim made or suit brought for which NuVasive seeks indemnification under this Section, NuVasive shall not settle, offer to settle or admit liability or damages without the prior, written consent of Nocimed.

8.2              Indemnification by NuVasive. NuVasive shall indemnify, defend and hold harmless Nocimed and its directors, officers, employees and agents from and against any and all costs, expenses, damages, judgments and liabilities including attorneys’ fees incurred by or rendered against Nocimed arising from any claim made or suit brought by a third party arising out of (a) a breach by NuVasive of its representations, warranties or obligations under this Agreement, or (b) NuVasive’s gross negligence or willful misconduct. Nocimed shall give NuVasive prompt written notice of any such claim or suit, and shall permit NuVasive to undertake the defense thereof, at NuVasive’s expense. Nocimed shall cooperate in such defense to the extent reasonably request by NuVasive, at NuVasive’s expense. In any claim made or suit brought for which Nocimed seeks indemnification under this Section, Nocimed shall not settle, offer to settle or admit liability or damages without the prior, written consent of NuVasive.

9.	GENERAL

9.1              Independent Contractor. The parties expressly acknowledge and agree that NuVasive is and at all times will be an independent contractor in all matters relating to this Agreement. NuVasive is not an agent of Nocimed for any purpose and has no power or authority to bind or commit Nocimed to any obligation in any way, nor will NuVasive purport to have such power or authority. NuVasive is not and will not act as an employee of Nocimed for any purpose within the meaning or application of any federal, state, or local laws or regulations that might impute any obligation or liability to Nocimed by reason of any employment relationship.

9.2              Assignment. Neither party may assign or transfer, by operation of law or otherwise, any of its rights, or delegate any of its obligations, under this Agreement to any third party without the other party’s prior, written consent; provided, however, that NuVasive may assign its rights and obligations under this Agreement without Nocimed’s consent to any affiliate of NuVasive or in connection with the sale of all or substantially all of its business to which this Agreement relates, whether by merger, sale of stock, sale of assets or otherwise. Any attempted assignment or transfer in violation of the foregoing will be null and void.

9.3              Notices. All notices, consents and approvals under this Agreement must be delivered in writing by courier, by electronic mail, or by certified or registered mail (postage prepaid and return receipt requested) to the other party at the address set forth beneath such party’s signature, and will be effective upon receipt or five (5) business days after being deposited in the mail as required above, whichever occurs sooner. Either party may change its address by giving notice of the new address to the other party.

9.4              Governing Law. This Agreement will be governed by the laws of the State of California, excluding its conflicts of laws principles.

9.5              Waivers. All waivers must be in writing, and any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion.

9.6              Severability. If any provision of this Agreement is unenforceable, such provision will be changed and interpreted to accomplish the objectives of such provision to the greatest extent possible under applicable law and the remaining provisions will continue in full force and effect.

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9.7              Construction. The headings of Sections of this Agreement are for convenience and are not to be used in interpreting this Agreement. As used in this Agreement, the word “including” means “including but not limited to”.

9.8              Counterparts; Execution. This Agreement may be executed (including via electronic signature (.PDF format included)) in counterparts, each of which will be considered an original, but all of which together will constitute the same instrument.

9.9              Entire Agreement. This Agreement constitutes the entire agreement between the parties regarding the subject hereof and supersedes all prior or contemporaneous agreements, understandings, and communication, whether written or oral. This Agreement may be amended only by a written document signed by both parties. The terms on any purchase order or similar document submitted by NuVasive to Nocimed will have no effect.

[Signature Page Follows]

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**IN WITNESS WHEREOF,** the parties have executed this **MARKETING AGREEMENT** as of the Effective Date.

**NOCIMED, INC.**

By: [signature]

Name: James C. Peacock III

Title: Chief Executive Officer

Address for Notice:

370 Convention Way

Redwood City, CA 94063

Attn: Chief Executive Officer

Email: jpeacock@nocimed.com

**NUVASIVE, INC.**

By:______________________________

Name: Jason M. Hannon

Title: Executive Vice President, General Counsel

Address for Notice:

7475 Lusk Boulevard

San Diego, CA 92121

Attn: Jason M. Hannon, EVP & GC

Email: jhannon@nuvasive.com

**SIGNATURE PAGE TO MARKETING AGREEMENT**

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**IN WITNESS WHEREOF**, the parties have executed this **MARKETING AGREEMENT** as of the Effective Date.

**NOCIMED, INC.**

By:____________________________

Name: James C. Peacock III

Title: Chief Executive Officer

Address for Notice:

370 Convention Way

Redwood City, CA 94063

Attn: Chief Executive Officer

Email: jpeacock@nocimed.com

**NUVASIVE, INC.**

By:____________________________

Name: Jason M. Hannon

Title: Executive Vice President, General Counsel

Address for Notice:

7475 Lusk Boulevard

San Diego, CA 92121

Attn: Jason M. Hannon, EVP & GC

Email: jhannon@nuvasive.com

**SIGNATURE PAGE TO MARKETING AGREEMENT**

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EXHIBIT A

NOCIMED MARKS

The following are proprietary Trademarks of Nocimed, LLC (All Rights Reserved):

Autovox™

Nocimed™

Nociscan™

Virtual Discogram™

Sigpro™

Measpro™

Nociview™

SynFID™

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